FIRST AMENDMENT TO SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF SH DR CALIFORNIA IV, LLC
This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Amendment”) is made and entered into as of April 30, 2021 (the “Amendment Effective Date”), by and between SH DR CALIFORNIA IV HOLDCO, LLC, a Delaware limited liability company (“Managing Member”), DOWLING COURT PROPERTIES I LLC, a California limited liability company (“Dowling Court I”), and DOWLING COURT PROPERTIES II LLC, a California limited liability company (“Dowling Court II,” and together with Dowling Court I, collectively, “Non-Managing Members,” and each, a “Non-Managing Member”), with respect to SH DR CALIFORNIA IV, LLC, a Delaware limited liability company (the “Company”).
RECITALS
A.Managing Member and Non-Managing Members entered into that certain Second Amended and Restated Limited Liability Company Agreement of SH DR California IV, LLC dated as of July 18, 2019 (the “Original Agreement”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Original Agreement.
B.Managing Member and Non-Managing Members are the only Members of the Company.
C.Managing Member and Non-Managing Members desire to enter into this Amendment in order to amend the Original Agreement in certain particulars, but only upon the terms and conditions set forth herein.
AMENDMENT
NOW THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Managing Member and Non-Managing Members hereby agree as follows effective as of the Amendment Effective Date:
1.Accommodation Payment for Recapture of Bonus Depreciation Deductions. In connection with the consummation of the Tax-Free Disposition of the Contributed Properties on or about on the Amendment Effective Date, the Managing Member has agreed to pay Dowling Court II for distribution to certain of its members, a one-time payment in the amount of $565,000.00 (the “Accommodation Payment”) to cover a portion of the tax liabilities that will result from the recapture of the Bonus Depreciation Deductions that were previously specially allocated to Dowling Court II and certain of its members with respect to the Valencia Property and Huntington Beach Property. Dowling Court II hereby acknowledges and agrees that neither the Company nor Managing Member is obligated to make such Accommodation Payment and that the same is being made solely as an accommodation to Dowling Court II and its members, and Dowling Court II for itself and on behalf of its members hereby waives, relinquishes and releases the Company, Managing

Member and each other Indemnitee from any losses, claims, damages, liabilities (including tax), joint or several, expenses (including, without limitation, attorney’s fees and other legal fees and expenses), judgments, fines, settlements and other amounts that may arise out of or otherwise relate to the recapture of all or any portion of the Bonus Depreciation and/or the receipt of the Accommodation Payment by Dowling Court II and/or any of its members.
2.Issuance of Additional Managing Member Units. Managing Member has determined that the Company requires Additional Funds in the amount of $2,324,000.00 to consummate the Tax Free Disposition of the Contributed Properties on or about on the Amendment Effective Date. Accordingly, on or about the Amendment Effective Date, Managing Member shall make a cash Capital Contribution in such amount and shall receive in consideration therefor 70,258 additional Managing Member Units in consideration therefor pursuant to Section 4.4.B of the Original Agreement.

3.Minimum Loan Amount. The definition of “Minimum Loan Amount” appearing in Article I of the Original Agreement is hereby amended and restated in its entirety as follows:

““Minimum Loan Amount” means, an amount, in the aggregate, equal to (i) Two Hundred Million and No/100ths Dollars ($200,000,000.00), minus (ii) the sum of (A) that amount of any Replacement Indebtedness for which a Contributor Principal was provided with the opportunity to execute and deliver to the lender thereunder (including Managing Member or an Affiliate thereof, if applicable) a Principal Guarantee under subparagraph (4) of Section 7.3.E and for which the Contributor Principal did not execute a Principal Guarantee within the time period provided therein, and (B) upon Redemption of any Non-Managing Member Units held by a Non-Managing Member, the amount of the Dowling Court I HCP Loan, Dowling Court II HCP Loan, Existing Indebtedness or any Replacement Indebtedness that was allocated under Code Section 752 to such Non-Managing Member (or its applicable Constituent Partners) with respect to the redeemed Non-Managing Member Units.”

4.Allocation of Excess Nonrecourse Liabilities. Section 6.3.B of the Original Agreement is hereby amended and restated in its entirety as follows:

“B.    Allocation of Excess Nonrecourse Liabilities. For purposes of Treasury Regulation Section 1.752-3(a)(3), the Members agree that amounts allocated to the Members under Treasury Regulation Section 1.752-3(a)(3) shall be allocated to the Members under any permissible manner in any year as reasonably determined by the Managing Member in that year.”

5.Management and Operation of Business.
(a)The following is hereby added as a new subparagraph (26) to Section 7.1.A of the Original Agreement:
“(26)    subject to Section 7.3.E hereof, incur, repay or prepay any Debt.”

(b)Subparagraph (7) of Section 7.3.B of the Original Agreement is hereby deleted and shall have no further force or effect.
(c)Subparagraphs (3), (4) and (5) and the last paragraph of Section 7.3.E are hereby amended and restated in their entireties as follows:
“(3)    fails to keep in place (i) the Existing Indebtedness and (ii) the Dowling Court I HCP Loan or Dowling Court II HCP Loan for which a Principal Guarantee has been executed and delivered by each applicable Contributor Principal as of the Effective Date, in each case, in an amount not less, in the aggregate, than the Minimum Loan Amount, unless such Debt is replaced or refinanced with other Debt satisfying the requirements set for below (“Replacement Indebtedness”). Any Replacement Indebtedness shall meet the following criteria:

“(a)    The principal balance of such Replacement Indebtedness, together with the outstanding principal balance of any Existing Indebtedness, the Dowling Court I HCP Loan, the Dowling Court II HCP Loan, and any other Replacement Indebtedness, in the aggregate, shall not be less than the Minimum Loan Amount;

“(b)    Such Replacement Indebtedness not require principal repayments during such period that would cause the principal balance of such Replacement Indebtedness, together with the outstanding principal balance of the Existing Indebtedness, the Dowling Court I HCP Loan, the Dowling Court II HCP Loan, and any other Replacement Indebtedness, in the aggregate, to be less than the Minimum Loan Amount at any time during the Tax Protection Period; and

“(c)    If the amount of such Replacement Indebtedness, together with the outstanding principal balance of the Existing Indebtedness, the Dowling Court I HCP Loan, the Dowling Court II HCP Loan, and any other Replacement Indebtedness, allocable to any Contributor Principal under Code Section 752 is less than the amount necessary to prevent the recognition of gain by such Contributor Principal under Code Section 707(a)(2)(B), 731 or 752, then the Company shall provide such Contributor Principal with the opportunity to execute and deliver to the lender under such Replacement Indebtedness (including Managing Member or any Affiliate thereof, if applicable) a Principal Guarantee for such Replacement Indebtedness pursuant to subparagraph (4) of this Section 7.3.E;”

“(4)    to the extent required pursuant to clause (c) of subparagraph (3) of this Section 7.3.E, fails to provide the opportunity to each Contributor Principal (i) who elected as of the Effective Date to execute and deliver a Principal Guarantee with respect to the Dowling Court I HCP Loan and/or Dowling Court II HCP Loan, to execute a Principal Guarantee for any Replacement Indebtedness therefor, or (ii) with respect to any Replacement Indebtedness for the Existing Indebtedness, to execute a Principal Guarantee therefor; provided, that the aggregate amount of all Principal Guarantees outstanding at any time shall not exceed the Minimum Loan Amount. Notwithstanding anything to the contrary contained herein: (i) the Managing Member shall not be treated as failing to satisfy its obligation to provide to any

Contributor Principal the opportunity for a Principal Guarantee hereunder if, after consultation with its tax advisors, the Managing Member reasonably believes that any Principal Guarantee to be executed by such Contributor Principal will not be recognized as an obligation of a partner or related person to make a payment pursuant to the Treasury Regulations promulgated under Code Section 752, including Proposed Treasury Regulations Section 1.752-2(j)(3); and (ii) any Contributor Principal that (A) failed to execute and deliver a Principal Guarantee with respect to the Dowling Court I HCP Loan and/or Dowling Court II HCP Loan as of the Effective Date, or (B) fails to execute a Principal Guarantee with respect to any Replacement Indebtedness for the Dowling Court I HCP Loan, the Dowling Court II HCP Loan or any Existing Indebtedness within thirty (30) days after such Contributor Principal receives written notice from the Managing Member that it has the opportunity to provide such a Principal Guarantee with respect thereto, shall, in either case, be deemed to have elected not to exercise its opportunity to execute a Principal Guarantee with respect thereto and the Managing Member shall have no further obligation to provide such opportunity to execute and deliver a Principal Guarantee for the benefit of such Contributor Principal with respect to the Dowling Court I HCP Loan, Dowling Court II HCP Loan or any Replacement Indebtedness with respect to the Dowling Court I HCP Loan, Dowling Court II HCP Loan or any Existing Indebtedness, as applicable. Each Non-Managing Member shall reasonably cooperate with and assist the Managing Member in its efforts to provide written notice of an opportunity to provide a Principal Guarantee to its applicable Contributor Principals and facilitate any communications or discussions between any such Contributor Principal and the Managing Member in connection therewith. As used herein, “Principal Guarantee” or “Principal Guarantees” means an agreement, or agreements, in substantially the form attached hereto as Exhibits E-1 and E-2 or in such other form as may be reasonably acceptable to the lender and such Contributor Principal and providing substantively the same benefits to such Contributor Principal as the form attached hereto as Exhibits E-1 and E-2. By its execution and delivery hereof, each Non-Managing Member acknowledges that each of its applicable Contributor Principals has been provided the opportunity to execute a Principal Guarantee for the Dowling Court I HCP Loan and/or Dowling Court II HCP Loan as of the Effective Date, and if such Contributor Principal has exercised such opportunity, it has executed and delivered such Principal Guarantee to HCP as the lender thereunder, in each case as of the Effective Date; or”

“(5) [intentionally deleted].”

“Prior to refinancing (x) the Existing Indebtedness, (y) the Dowling Court I HCP Loan or Dowling Court II HCP Loan for which any Contributor Principal has executed and delivered a Principal Guarantee as of the Effective Date or (z) any permitted Replacement Indebtedness, in each case, where the aggregate principal amount of all such Debt would be less than the Minimum Loan Amount, the Managing Member shall provide each Non-Managing Member with not less than thirty (30) days’ prior written notice. In the event that the Company intends to take any actions or fail to take any actions as described in any of the foregoing subparagraphs (1), (2), (3) or (4) of this Section 7.3.E during the Tax Protection Period, and as a result thereof, the Company would be obligated to make a Make-Whole Payment to any of the Non-Managing Members, the Managing Member may take such action only after providing the Non-Managing Members with not less than fifteen (15) days’ notice of its intention to do so.”

(d)The Members acknowledge that as of the Amendment Effective Date, the Existing Indebtedness (including the Existing Indebtedness with respect to which a Reimbursement Agreement was previously executed and delivered by certain of the Contributor Principals) has been paid-off (or assumed by the purchaser in connection with the Tax-Free Disposition) and refinanced with the Replacement Indebtedness described on Schedule I attached hereto. In connection therewith, each Non-Managing Member acknowledges that each Contributor Principal that previously executed and delivered a Reimbursement Agreement as previously described in subparagraph (5) of Section 7.3.E of the Original Agreement has been has been provided the opportunity to execute a Principal Guarantee for the Replacement Indebtedness identified as the “Replacement Valencia Debt” on such Schedule 1, and if such Contributor Principal has exercised such opportunity, it has executed and delivered such Principal Guarantee to the lender thereunder, in each case as of the Amendment Effective Date.
6.Full Force and Effect; Counterparts; Electronic Signatures. As hereby amended, the Original Agreement shall remain in full force and effect. his Amendment may be executed in any number of multiple counterparts, each of which shall be deemed to be an original copy and all of which shall constitute one agreement, binding on all parties hereto. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic means (including in “PDF” format) shall be effective as delivery of a manually executed counterpart of this Amendment. The words “executed”, “execution”, “signed”, “signature”, and words of like import in this Amendment shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including DocuSign and AdobeSign). The use of electronic signatures and electronic records (including any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, and any other applicable law, including any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.
(Signature Page Follows)

IN WITNESS WHEREOF, the Members have caused this Amendment to be executed as of Amendment Effective Date set forth above.
                    MANAGING MEMBER:
SH DR CALIFORNIA IV HOLDCO, LLC,
a Delaware limited liability company

By:_/s/ Mathew M. Harrison
Name: Matthew M. Harrison
Title: Senior Vice President

(Signatures continue on following page)
[Signature Page to First Amendment to Second Amended and Restated Limited Liability Company Agreement – (DR IV)]

                    NON-MANAGING MEMBERS:

DOWLING COURT PROPERTIES I LLC,
DOWLING COURT PROPERTIES II LLC,
each, a California limited liability company

By:_/s/ William P. Gallaher
Name: William P. Gallaher
Title: Manager

(End of signatures)
[Signature Page to First Amendment to Second Amended and Restated Limited Liability Company Agreement (DR IV)]

SCHEDULE 1
REPLACEMENT INDEBTEDNESS FOR EXISTING INDEBTEDNESS

1.    That certain loan in the original principal amount of $24,500,000.00, made by Healthpeak Properties, Inc. (fka HCP) to the Company, as evidenced by that certain Demand Promissory Note dated as of April 30, 2021, by the Company in favor of Healthpeak Properties, Inc., and secured by that certain Amended and Restated Pledge and Security Agreement dated as of April 301, 2021 (as the same may be amended, restated, supplemented or otherwise modified or replaced from time to time the “A&R Pledge Agreement”), by and between the Company, as Pledgor, and Healthpeak Properties, Inc., as Secured Party (the foregoing described and secured Debt, the “Valencia Replacement Debt”). The A&R Pledge Agreement also amended, restated and consolidated the Pledge Agreements relating to the Dowling Court I HCP Loan and Dowling Court II HCP Loan.

2.    That certain loan in the original principal amount of $91,000,000.00, made pursuant to that certain Loan Agreement entered into as of April 30, 2021, by and among Capital One, National Association, as administrative agent and collateral agent for the Lenders (as defined herein), the Company, as the initial Borrower, and certain of its Subsidiaries, which loan is secured by, among other things, the Successor Properties.

Schedule 1